UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with the Exchange Offer described below, The Pantry Inc. (the “Company”) entered into a Supplemental Indenture, dated April 23, 2013 (the “Supplemental Indenture”), which supplements the Indenture, dated as of August 3, 2012, among the Company and U.S. Bank National Association, as trustee. The Supplemental Indenture is filed herewith as Exhibit 4.1, and is incorporated by reference herein.

On April 24, 2013, the Company issued a press release announcing the commencement of its offer to exchange (the “Exchange Offer”) up to $250 million aggregate principal amount of its 8.375% Senior Notes due 2020, which have been registered under the Securities Act of 1933, as amended (the “Act”), for an equal principal amount of its outstanding 8.375% Senior Notes due 2020, which are not registered under the Act. The Exchange Offer commenced on April 24, 2013 and will expire at 5:00 p.m., New York City time, on May 23, 2013.

The press release announcing the commencement of the Exchange Offer is filed herewith as exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture dated April 23, 2013 by The Pantry and U.S. Bank National Association, as Trustee, with respect to the 8.375% Senior Notes due 2020

99.1	Press Release dated April 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Berry L. Epley
Berry L. Epley Vice President, Assistant Corporate Secretary and Controller

Date: April 24, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture dated April 23, 2013 by The Pantry and U.S. Bank National Association, as Trustee, with respect to the 8.375% Senior Notes due 2020

99.1	Press Release dated April 24, 2013